UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3651 Lindell Rd

Suite D#356

Las Vegas, NV. 89103

(Address of principal executive offices)

(702) 273-9714

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 4.01.     Changes in Registrant’s Certifying Accountant

Effective as of July 13, 2020, Alkame Holdings, Inc., a Nevada corporation (the “Company”), dismissed PLS CPA (“PLS”) as the independent registered public accounting firm engaged to audit the Company’s financial statements. PLS’s dismissal was approved by the Company’s board of directors (“Board”).

PLS’s has not issued any reports on the Company’s financial statements for the years ended December 31, 2019, 2018, and 2017

During the year since their engagement on June 6, 2019, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with PLS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PLS’s satisfaction, would have caused PLS to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided PLS with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PLS provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of PLS’s letter, dated July 14, 2020, is filed herewith as Exhibit 16.1.

Effective as of July 13, 2020, the Company engaged Marcum LLP, as the Company’s independent registered public accounting firm for the years ended December 31, 2017, 2018, and 2019.

During the Company’s two most recent fiscal years, and through July 13, 2020, neither the Company nor anyone on its behalf has consulted with Marcum LLP, regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alkame Holdings, Inc.

Date: July 14, 2020	By:	/s/ Robert Eakle
Robert Eakle Chief Executive Officer